As filed with the Securities and Exchange Commission December 1, 1999.
                   File No. 333-________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                     SEACOAST BANKING CORPORATION OF FLORIDA
               (Exact Name of Issuer as Specified in its Charter)

         Florida                               59-2260678
     (State or Other Jurisdiction of        (I.R.S. Employer
     Incorporation or Organization)       Identification Number)

                               815 Colorado Avenue
                              Stuart, Florida 34995
                                 (561) 287-4000
               (Address, including zip code, and telephone number
                        of Principal Executive Offices)

     Seacoast Banking Corporation of Florida 1996 Long-Term Incentive Plan
                            (Full Title of the Plan)

       Dennis S. Hudson, III                   Copy to:
President and Chief Executive Officer     Michael L. Stevens
        815 Colorado Avenue               Alston & Bird LLP
       Stuart, Florida 34995             One Atlantic Center
          (561) 287-4000            1201 West Peachtree Street, NW
(Name and address of agent for        Atlanta, Georgia 30309-3424
           service                         (404) 881-7970



              CALCULATION OF REGISTRATION FEE

---------------------- -------------------- ------------------- ------------------ ---------------
                                                 Proposed            Proposed
       Title of            Amount to be           Maximum             Maximum          Amount of
   Securities to be         Registered         Offering Price        Aggregate       Registration
      Registered                                Per Unit (1)     Offering Price (1)       Fee
---------------------- -------------------- ------------------- ------------------ ---------------

Class A Common Stock,      300,000 (2)           $29.25          $8,775,000.00       $2,316.60
$0.10 par value
---------------------- -------------------- ------------------- ------------------ ---------------



(1) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of Seacoast's Class A common stock reported on the Nasdaq National Market System on November 23, 1999.
(2) Amount to be registered includes 300,000 shares which may be granted under the Seacoast Banking Corporation of Florida 1996 Long-Term Incentive Plan, plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.


PART I  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     This Registration Statement includes two forms of prospectuses. The documents constituting the prospectus under Part I of this Registration Statement (the "Plan Prospectus") will be sent or given to participants in the Seacoast Banking Corporation of Florida 1996 Long-Term Incentive Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. The second prospectus (the "Resale Prospectus") may be used in connection with reoffers and resales of shares of the Class A common stock of Seacoast Banking Corporation of Florida (the "Company") acquired pursuant to the Plan prior to the date of this Registration Statement. The Plan Prospectus has been omitted from this Registration Statement as permitted by Part I of Form S-8. The Resale Prospectus is filed as part of this Registration Statement as required by Form S-8.

     Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in both the Plan
Prospectus and the Resale Prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to Dennis S. Hudson, III at (561) 287-4000.

                         PROSPECTUS

                       300,000 Shares

           SEACOAST BANKING CORPORATION OF FLORIDA

                    Class A Common Stock
                   ----------------------

     The selling stockholders named under "Selling Stockholders" beginning on page 2 are selling all of the shares of Class A common stock being offered by this prospectus. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

     The selling stockholders may sell their shares at various times in the future. They may sell their shares through the Nasdaq National Market or in private transactions and at prevailing market prices or negotiated prices, as described in the section of this prospectus entitled "Plan of Distribution" beginning on page 3.

     Our Class A common stock is listed on the Nasdaq National Market under the symbol "SBCFA." The last reported sale price of our Class A common stock on November 30, 1999 was $30.125 per share on the Nasdaq National Market.


                        -------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      The date of this prospectus is December 1, 1999.

           SEACOAST BANKING CORPORATION OF FLORIDA

     Seacoast is a bank holding company headquartered in Stuart, Florida. Through its banking subsidiary, First National Bank and Trust Company of the Treasure Coast ("FNB"), and other indirect subsidiaries, Seacoast offers a full array of deposit accounts and retail banking services, engages in consumer and commercial lending and provides a wide variety of trust and investment brokerage services. Seacoast's primary service area is the "Treasure Coast," which consists of the counties of Martin, St. Lucie and Indian River on Florida's southeastern coast. Seacoast was organized under the laws of the state of Florida and commenced operations in 1983 as a registered bank holding company under the Bank Holding Company Act.

     Our principal executive office is located at 815 Colorado Avenue, Stuart, Florida 34994, and our telephone number at such address is (561) 287-4000.


         SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus and in some of the documents that we incorporate by reference in this prospectus are forward-looking statements about our expectations of what may happen in the future. Statements that are not historical facts are forward-looking statements. These statements are based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements can sometimes be identified by our use of forward-looking words like " anticipate," "believe," "estimate," "expect," "intend," "may," "plan" and similar expressions.

     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results and stockholder value may differ significantly from those expressed in or implied by the forward-looking statements contained in this prospectus and in the information incorporated in this prospectus. See "Where You Can Find More Information" on page 5. Many of the factors that will determine these results and values are beyond our ability to control or predict. We caution you that a number of important factors could cause actual results to be very different from and worse than our expectations expressed in or implied by any forward-looking statement.

     Management believes these forward-looking statements are reasonable. However, you should not place undue reliance on these forward-looking statements, which are based only on our current expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of them in light of new information or future events.


                    SELLING STOCKHOLDERS

     The selling stockholders acquired beneficial ownership of all the shares listed below through their participation in Seacoast Banking Corporation of Florida 1996 Long-Term Incentive Plan. Our registration of the shares being offered by the selling stockholders does not guarantee that the selling stockholders will sell all or any of the shares.

     The following table shows, as of December 1, 1999:

     * the number of shares of our Class A common stock beneficially owned by each of the named selling stockholders (based on the best information available to the Company), and
     * the number of shares which may be sold by each of the named selling stockholders under this prospectus.

     Other than A Douglas Gilbert and C. William Curtis, Jr., who are Senior Executive Vice Presidents of the Company, no named selling stockholder is an affiliate of Seacoast, although each is or was an employee of ours. Each selling stockholder will beneficially own less than one percent of our outstanding Class A common stock after the offering.

                                   Shares     Shares Which May Be
                               Beneficially     Sold Under This
          Selling Stockholder     Owned           Prospectus

          Mike Bolinger                 *           3,035
          C. William Curtis, Jr.   39,238           5,174
          Carolyn Elkins                *           2,411
          Randall Ezell                 *          12,140
          A. Douglas Gilbert       43,319             312
          Michele Glorie                *           1,214
          Vada Hendricks                *           2,428
          Leonard Hoag             12,999           2,631
          Steve Krumfolz                *           2,428
          Jeff Morton                   *           3,035
          Andrew Richman            8,200           4,529
          J. Hal Roberts                *          24,280
          Jean Strickland          21,582           1,111

          * Unknown


In addition, certain unnamed non-affiliates, each of whom may sell up to 1,000 shares, may use this prospectus for reoffers and resales.


                    PLAN OF DISTRIBUTION

     We have registered the shares of Class A common stock covered by this prospectus for offer and sale from time to time by the selling stockholders, including their donees, pledgees, transferees or other successors-in-interest who sell shares received from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

     The selling stockholders may sell the shares being offered by this prospectus in one or more of the following ways:

     * on the Nasdaq National Market or other national securities exchange on which our Class A common stock is then listed;
     *    in negotiated transactions;
     *    through put or call option transactions related to the shares;
     *    through  short sales of the shares; or
     *    by a combination of these methods of sale.

     The selling stockholders may sell the shares at market prices prevailing at the time of sale, at prices related to the then-prevailing market prices, or at negotiated prices.

     The selling stockholders may sell the shares directly to purchasers or may sell the shares to or through brokers or dealers by one or more of the following:

     * ordinary brokerage transactions and transactions in which the broker solicits purchasers;
     * purchases by a broker or dealer as principal and resale by the broker or dealer for its account under this prospectus;
     * a block trade in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     * an exchange distribution in accordance with the rules of the exchange or automated interdealer quotation system on which our Class A common stock is then listed; and
     *    through the writing of options on the shares.

If required by law at the time a particular offer of shares is made, we will state the terms and conditions of the sale transaction in a supplement to this prospectus.

     Any brokers or dealers acting in connection with offers and sales of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such brokers or dealers may act as agents or to whom they may sell as principal, or both. Any compensation as to a particular broker or dealer might be in excess of customary commissions.

     The selling stockholders and any brokers or dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by brokers or dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any brokers or dealers regarding the sale of their shares and that there is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

     We will bear all expenses in connection with the registration of the shares being offered by the selling stockholders. The selling stockholders will pay all brokerage commissions and similar selling expenses, if any, attributable to sales of the shares. The selling stockholders may agree to indemnify any broker or dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     Selling stockholders also may sell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.


                        LEGAL MATTERS

     Alston & Bird LLP, Atlanta, Georgia, has opined as to the validity of the shares of Class A common stock being offered by the selling stockholders.


                           EXPERTS

     The consolidated financial statements of Seacoast Banking Corporation of Florida at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon. The consolidated financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


             WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other information with the SEC. You can obtain copies of those reports, proxy statements and other information:

     * at the Public Reference Room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;
     * from the Internet site that the SEC maintains at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC; and
     * at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our Class A common stock, including certain exhibits. You can get a copy of the registration statement from the locations listed above.

     The SEC allows us to "incorporate by reference" additional information into this prospectus. This means that we can disclose additional important information about us to you by referring you to another document that we have filed separately with the SEC. The information that we incorporate by reference is considered to be a part of this prospectus, except for any incorporated information that is superceded by information contained directly in this prospectus. We incorporate by reference the documents listed below, as well as any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of our Class A common stock under this prospectus:

     * our annual report on Form 10-K for the fiscal year ended December 31, 1998, including those portions of our proxy statement for the 1999 annual meeting of stockholders incorporated in the Form 10-K by reference;
     * our quarterly report on Form 10-Q for the quarter ended September 30, 1999;
     * All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998; and
     * the descriptions of our Class A common stock set forth in our registration statement filed under to Section 12 of the Securities Exchange Act, and any amendment or report filed for the purpose of updating these descriptions.

     Upon request, we will provide you, at no cost, a copy of any or all of the documents that we incorporate by reference in this prospectus. Written or oral requests should be directed to:

                     Corporate Secretary
           Seacoast Banking Corporation of Florida
                     815 Colorado Avenue
                    Stuart, Florida 34995
                       (561) 287-4000

     You should rely only on the information contained or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus or any supplement is accurate as of any date other than the date on the cover page of those documents.

================================================================================




     Table of Contents                        300,000 Shares
                               Page

Seacoast Banking Corporation
  of Florida.................... 2
Special Cautionary Notice
  Regarding Forward-                         SEACOAST BANKING
  Looking Statements............ 2        CORPORATION OF FLORIDA
Selling Stockholders............ 2
Plan of Distribution............ 3
Legal Matters................... 5
Experts......................... 5         Class A Common Stock
Where You Can Find More
  Information................... 5



                                                Prospectus











                                              December 1, 1999



================================================================================

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by Seacoast Banking Corporation of Florida (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and deemed to be a part hereof from the date of the filing of such documents:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998; and

     (c) The description of Class A common stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     The provisions of the Florida Business Corporation Act (the "FBCA") and the Company's Bylaws set forth the extent to which the Company's directors and officers maybe indemnified against liabilities they may incur while serving in such capacities. The Company's Bylaws provide that a director who performs his duties under the Bylaws in good faith shall have no liability by reason of being or having been a director of the corporation. The Florida Business Corporation Act's provisions for indemnification are summarized below.

     Section 607.0850(1) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This Subsection further provides that the termination of proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 607.0850(2) empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 607.0850(3) provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in the preceding subparagraphs, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

     Section 607.0850(4) provides that any indemnification under subsections (1) or (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because the person has met the applicable standard of conduct as set forth in subsections (1) or (2). Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding; (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors who are not at the time parties to the proceeding; (c) by independent legal counsel selected by the board of directors described in paragraph (a) or the committee described in paragraph (b), or if a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by a majority vote of the full board of directors (in which directors who are parties may participate); or
(d) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     Section 607.0850(5) provides that evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph 4(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

     Section 607.0850(6) provides that expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation. Expenses incurred by other employees and agents may be paid in advance upon terms or conditions that the board of directors deems appropriate.

     Section 607.0850(7) provides that the indemnification and advancement of expenses provided pursuant to this section are not exclusive, and the corporation is empowered to make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, unless a judgment or other final adjudication establishes that such person's actions or omissions to act were material to the cause of action so adjudicated and constitute (a) a violation of the criminal law, unless such person had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful; (b) a transaction from which such person derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor, or in a proceeding by or in the right of a shareholder.

     Section 607.0850(8) provides that indemnification and advancement of expenses shall continue, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of such person's heirs, executors and administrators unless otherwise provided when authorized or ratified.

     Section 607.0850(9) provides that, unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification and despite any contrary determination of the board or of the shareholders of the specific case, a director, officer, employee, or agent who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (a) the director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement or expenses; (b) the director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or (c) the director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person meet the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

     Section 607.0850(12) provides that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

     The Company maintains an insurance policy insuring the Company and directors and officers of the Company against certain liabilities, including liabilities under the Securities Act of 1933.

Item 7. Exemption from Registration Claimed

     The shares of Class A common stock covered by the resale prospectus which is a part of this Registration Statement were acquired by the selling stockholders in transactions which were exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended. Such shares were acquired solely in connection with offers made to participants in the Plan.

Item 8. Exhibits

     The exhibits included as part of this Registration Statement are as follows:

 Exhibit Number     Description

      5.1       Opinion of Alston & Bird LLP

      23.1      Consent of Alston & Bird LLP (included in Exhibit 5.1)

      23.2      Consent of Arthur Andersen LLP

      24.1 Power of Attorney (included on the signature page contained in Part II hereof)


Item 9. Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To  include  any  prospectus  required  by  Section  10(a)
       (3)  of  the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart, State of Florida, on the 30th day of November, 1999.


                       SEACOAST BANKING CORPORATION OF FLORIDA


                           By:  /s/ Dennis S. Hudson, III
                                -------------------------------------
                                Dennis S. Hudson, III
                                President and Chief Executive Officer


                     POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis S. Hudson, III and William R. Hahl, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Name                        Capacity                         Date
----                        --------                         ----


/s/ Dennis S. Hudson, III   President and Chief Executive    December 1, 1999
-------------------------   Officer, Director
Dennis S. Hudson, III       (Principal Executive Officer)



/s/ William R. Hahl         Executive Vice President and
-------------------------   Chief Financial Officer          December 1, 1999
William R. Hahl             (Principal Financial Officer
                            and Chief Accounting Officer)


/s/ Dale M. Hudson          Chairman of the Board            December 1, 1999
-------------------------
Dale M. Hudson


/s/ Jeffrey C. Bruner       Director                         December 1, 1999
-------------------------
Jeffrey C. Bruner



-------------------------   Director
John H. Crane



/s/ Evans Crary, Jr.        Director                         December 1, 1999
------------------------
Evans Crary, Jr.


/s/ Christopher E. Fogal    Director                         December 1, 1999
-------------------------
Christopher E. Fogal



-------------------------   Director
Jeffrey S. Furst



-------------------------   Director
Dennis S. Hudson, Jr.



-------------------------   Director
John R. Santarsiero, Jr.



/s/ Thomas H. Thurlow, Jr.  Director                         December 1, 1999
--------------------------
Thomas H. Thurlow, Jr.

                        EXHIBIT INDEX
                             TO
             REGISTRATION STATEMENT ON FORM S-8


   Exhibit Number                  Description



         5.1         Opinion of Alston & Bird LLP


        23.1         Consent of Alston & Bird LLP (included in Exhibit 5.1)


        23.2         Consent of Arthur Andersen LLP


        24.1 Power of Attorney (included on the signature page contained in Part II hereof)

Exhibit 5.1 and Exhibit 23.1




                             November 30, 1999

Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida  34995

     Re: Form S-8 Registration Statement Seacoast Banking Corporation of Florida 1996 Long-Term Incentive Plan

Ladies and Gentlemen:

     We have acted as counsel for Seacoast Banking Corporation of Florida, a Florida corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 300,000 shares of the Corporation's Class A Common Stock, $0.10 par value ("Class A Common Stock"), that may be issued pursuant to the Seacoast Banking Corporation of Florida 1996 Long-Term Incentive Plan (the "Plan").

     In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

     Based upon the foregoing, it is our opinion that the 300,000 shares of Class A Common Stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

     This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                           Sincerely,

                           ALSTON & BIRD LLP

                           By: /s/ Ralph F. MacDonald, III
                               ---------------------------
                                  A Partner

Exhibit 23.2



     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated January 14, 1999, included in Seacoast Banking Corporation of Florida's Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Form S-8 Registration Statement.


ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Fort Lauderdale, Florida,
    November 29, 1999.





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